SUBADVISORY AGREEMENT AMONG DRESDNER
RCM GLOBAL INVESTORS LLC,
KLEINWORT BENSON INVESTMENT MANAGEMENT
AMERICAS INC.AND KLEINWORT BENSON
AUSTRALIAN INCOME FUND, INC.

AGREEMENT made this 1st day of November, 1999 by and among Dresdner RCM Global
Investors LLC, a Delaware Limited Liability
Company with principal offices at Four Embarcadero
Center, San Francisco California 94111
(hereinafter called the "Advisor"); Kleinwort
Benson Investment Management Americas Inc., a Delaware corporation with principal offices at Four Embarcadero Center, San Francisco, CA
94111-4189 (hereinafter called the "Subadvisor")
; and Kleinwort Benson Australian Income Fund,
Inc., a Maryland Corporation (hereinafter called the "Fund").
WHEREAS the Fund and the Advisor have
entered into an Investment Advisory
Agreement pursuant to which the Advisor is to act as investment adviser of the Fund;
NOW, THEREFORE, in consideration of the
premises and mutual promises hereinafter set forth, the Fund, the Advisor and the Subadvisor agree as follows:
1. Duties: The Advisor, may, in its
2. discretion, appoint the Subadvisor
(3)to perform one or more of the following services with respect to all or a portion of the investments of the Portfolio. The services and the portion of the investments of the Fund to be advised or managed by the Subadvisor shall be as agreed upon from time to time by the Advisor and the Subadvisor. The
Subadvisor shall pay the salaries and
fees of all personnel of the Subadvisor
performing services for the Fund relating to research and investment activities.
(a)Investment Advice: If and to the extent requested by the Advisor, the Subadvisor shall provide investment advice to the Fund and the Advisor with respect to all or a portion of the investments of the Fund, and in connection with such advice shall furnish the Fund and the Advisor such factual information, research reports and investment recommendations, all as the Advisor may reasonably require. Such information may include written and oral reports and analyses.
(b)Investment Management: If and to the
extent requested by the Advisor, the
Subadvisor shall, subject to the supervision of the Advisor, manage all or a portion of the investments of the Fund in accordance with the Fund's then current investment objectives, policies and limitations, the
Investment Company Act of 1940 (the "1940 Act")
, and such other limitations as the Fund or Advisor may impose with respect to the Fund by notice to the Subadvisor. The
Subadvisor is authorized to make investment decisions on behalf of the Fund and to place orders for the purchase and sale of securities through such broker-dealers as the Subadvisor may select. All investment management and other activities of the Subadvisor shall at all times be subject to the control and direction of the Advisor and the Fund's
Board of Directors.
2.Information to be Provided to the Fund and the Advisor: The Subadvisor shall furnish such reports, evaluations, information or analyses to the Fund and the Advisor as the Fund's Board of Directors or the Advisor may request from time to time, or as the Subadvisor may deem to be desirable.
3.Brokerage: In connection with the services provided under subparagraph (b) of paragraph
1 of this Agreement, the Subadvisor shall determine the securities to be purchased or sold by the Fund and will place orders from or through and sell securities to or through such persons, brokers or dealers as it shall deem appropriate (including, in case of brokerage transactions, affiliated persons (as defined in the 1940 Act) of the Advisor or Subadvisor in accordance with Section 17(e) of the 1940 Act and Rule 17e-1 thereunder). Where the Subadvisor places orders for the execution of portfolio transactions for the Fund, the Subadvisor may allocate such transactions to such brokers and dealers for execution in such markets, at such prices and at such commission rates as in the good faith judgment of the Subadvisor will be in the best interest of the Fund, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of the Subadvisor) without having to demonstrate that such factors are of a direct benefit to the Fund.
4.Compensation: For the services to be
rendered hereunder, the Advisor shall
compensate the Subadvisor the percentage of the Advisor's management fee equal to the percentage of the Fund's weekly net assets managed by the Subadvisor.
5.Expenses: It is understood that the
Fund will pay all of its expenses other
than those expressly stated to be payable by the Subadvisor hereunder or by the Advisor under the Investment Advisory
Agreement with the Fund, which expenses
payable by the Fund shall include fees
of the Fund's directors who are not
interested persons (as defined in the
1940 Act) of any party; out-of-pocket
travel expenses for all directors and
other expenses incurred by the Fund in
connection with meetings of directors;
interest expenses; tax and governmental
fees; brokerage commissions and other
expenses incurred in acquiring or
disposing of the Fund's portfolio securities;
expenses of preparing stock certificates;
expenses of registering and qualifying
the Fund's shares for sale with the
Securities and Exchange Commission and
in various states and foreign jurisdictions;
auditing, accounting, legal and insurance costs; custodian, dividend disbursing and transfer agent expenses; expense of obtaining and maintaining stock exchange listings of the Fund's shares; and the expenses of stockholder meetings.
6.Services to Other Companies or Accounts:
The services of the Subadvisor to the
Advisor are not to be deemed to be exclusive, the Subadvisor being free to render services to others and engage in other activities, provided, however, that such other services and activities do not, during the term of this Agreement, interfere, in a material manner, with the Subadvisor's ability to meet all of its obligations hereunder. The
Subadvisor shall for all purposes be an
independent contractor and not an agent
or employee of the Advisor or the Fund.
7.Standard of Care: In the absence of
willful misfeasance, bad faith, gross
negligence or reckless disregard of its
obligations or duties hereunder on the
part of the Subadvisor, the Subadvisor
shall not be subject to liability to the Advisor, the Fund or to any stockholder of the Fund for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.
 8.Duration and Termination of Agreement;
Amendments:
 (a)This appointment shall take effect as from and shall continue in effect annually if approved by the Board of Directors of the Fund or by vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund, and in either case by a majority of the directors of the Fund who are not interested persons of either party to this Agreement.
This contract may be terminated by the
Fund the Advisor or the Subadvisor at any time upon sixty days' written notice to the others without the payment of any penalty, provided always that any party may at any time terminate this Agreement by notice in writing to the other parties in the event of (i) any other party entering into liquidation or (ii) a receiver being appointed over the whole or any part of its undertaking or assets or (iii) its shares or its undertaking being nationalized or expropriated by a government authority or
(iv) its committing any breach of its
obligation under this Agreement and failing within thirty days of receipt of notice requiring it do so, to make good such breach.
(b)This appointment shall be automatically terminated in the event of its assignment.
The term "assignment" shall have the meaning specified in the 1940 Act as now in effect or as hereafter amended.
9.Governing Law: This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the choice of laws provisions thereof.
IN WITNESS WHEREOF, the parties hereto
have caused this instrument to be signed on their behalf by their respective officers thereunto duly authorized, and their respective seals hereunto affixed, all as of the date written above.

DRESDNER RCM GLOBAL INVESTORS LLC
/s/ Joseph M. Rusbarsky

By: Joseph M. Rusbarsky
Title: Senior Managing Director


KLEINWORT BENSON INVESTMENT MANAGEMENT
AMERICAS INC.
/s/ Robert J. Goldstein

By: Robert J. Goldstein
Title: Assistant Secretary


KLEINWORT BENSON AUSTRALIAN
INCOME FUND, INC.
/s/ Luke D. Knecht
By: Luke D. Knecht
Title: President

Sub-Item 77Q1(e)




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